Exhibit 99.1
Highland Distressed Opportunities, Inc.
Announces Financial Results for the Quarter Ended March 31, 2007
DALLAS—(BUSINESS WIRE)—May 15, 2007—Highland Distressed Opportunities, Inc. (NYSE:HCD — News) today announced its financial results for the quarter ended March 31, 2007
HIGHLIGHTS
Stockholders’ Equity: $247.6 million
Net Asset Value per share: $14.05
Operating Results (in thousands):
Net increase in stockholders’ equity (net assets) from operations: $356
Net investment income: $1,290
Net realized and unrealized losses: $934
Portfolio Investment Activity:
Cost of investments during period: $562.5 million
Number of portfolio companies at March 31, 2007: 141
Portfolio and Investment Activity
On January 19, 2007 we entered into a warehouse arrangement with the Bank of Nova Scotia (“Scotia”) in the form of a total return swap. On February 26, 2007, we exercised our right to acquire the underlying assets in the total return swap. As of March 1, 2007, we had invested the net proceeds from our initial public offering.
We completed our first quarter of operations on March 31, 2007, with 76.71% of our portfolio invested in senior loans, 21.07% in corporate notes and bonds, 0.81% in trade claims, and 1.42% in equities as of that date.
Bank debt typically accrues interest at variable rates determined on a basis of a benchmark LIBOR or prime rate, and typically will have maturities of 3 to 5 years. Corporate notes and bonds will typically accrue interest at fixed rates and have stated maturities at origination that range from 5 to 10 years. At March 31, 2007, our weighted average yield of our investments was 8.63%.

Results of Operations
We initially funded on January 18, 2007, and therefore, have no period to compare results for the quarter ended March 31, 2007.
Operating Income
Investment income was modest during our initial quarter of operations as the Company began to invest the net proceeds of the offering in accordance with our investment objective and strategies. Investment income totaled approximately $1.65 million for the period January 18, 2007 (commencement of operations) through March 31, 2007. Approximately $555,000 of income was attributable to invested cash and cash equivalents and approximately $1.1 million was attributable to investments in bank debt/senior secured and corporate notes/subordinated debt.
Operating Expenses
Operating expenses for the period January 18, 2007 (commencement of operations) through March 31, 2007 were approximately $364,000 net of advisory fees waived of $453,000. This amount consisted of administrative fees, accounting fees, professional fees, and taxes. It also included a non-recurring charge of approximately $170,000 in expenses related to the organization of the Company. Per the agreement with the Investment Adviser, the investment advisory fees of approximately $453,000 were waived during this period.
Net Operating Income
The Company’s net operating income was approximately $1.29 million for the period January 18, 2007 (commencement of operations) through March 31, 2007.
Net Unrealized Depreciation
As of March 31, 2007, the Company’s investments had net unrealized depreciation of approximately $1 million. Of this amount, approximately $995,000 is related to the investment portfolio and $13,000 is related to the purchase of the underlying assets not yet settled from the Scotia warehouse.
Financial Condition, Liquidity and Capital Resources
We generated cash primarily from the net proceeds of our initial public offering as well as cash flows from operations. All of the net proceeds from our IPO were used to acquire the portfolio, to make investments, and to pay for our operating expenses prior to the end of our first fiscal quarter ended March 31, 2007. We plan to borrow money in order to provide additional liquidity and to meet our investment objective and strategies.
Dividends
We will elect to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to meet specified source-of-income and asset diversification requirements and must distribute annually at least 90% of our investment company taxable income. Additionally, we must distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We intend to make distributions to our stockholders on a quarterly basis of substantially all of our net operating income. We also intend to make distributions of net realized capital gains, if any, at least annually.
We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.
On March 9, 2007, the Company declared a dividend of $.2625 per share ($4,624,629) payable on June 30, 2007.

Highland Distressed Opportunities, Inc.
Statement of Assets and Liabilities
March 31, 2007 (unaudited)

($)

Assets:
Investments, at value (Cost $510,374,570)	509,379,074
Restricted cash	9,129,485
Net discount and unrealized appreciation on unfunded transactions	3,097
Receivable for:
Receivable for investments sold	26,987,848
Dividend and interest receivable	3,334,110

Total assets	548,833,614

Liabilities:
Due to brokers	302,022
Payables for:
Investments purchased	294,882,141
Swap depreciation on total return swaps	12,611
Administration fee	79,257
Accrued offering costs	1,173,943
Dividends payable	4,624,629
Accrued expenses and other liabilities	175,096

Total Liabilities	301,249,699

NET ASSETS	247,583,915

Composition of Stockholders’ Equity (Net Assets)
Common Stock, par value $.001 per share: 550,000,000 common stock authorized, 17,617,633 common stock outstanding	17,618
Paid-in capital	251,835,086
Undistributed net investment income/(loss)	(3,334,882)
Accumulated net realized gain/(loss) on investments	72,375
Net unrealized appreciation/(depreciation) on investments, unfunded transactions and total return swaps	(1,006,282)

NET ASSETS	247,583,915

NET ASSET VALUE PER SHARE (NET ASSETS/COMMON STOCK OUTSTANDING)	14.05

Highland Distressed Opportunities, Inc.
Statement of Operations
For the Period Ended March 31, 2007(a) (unaudited)

($)

Investment Income:
Interest income	1,098,592
Dividends	554,657

Total investment income	1,653,249

Expenses:
Investment advisory fee	452,896
Administration fee	79,257
Accounting service fee	13,607
Transfer agent fee	2,938
Professional fees	26,219
Trustees’ fees	3,707
Custody fee	2,243
Reports to shareholders	10,216
Delaware franchise tax expense	5,425
Organization expense	170,383
Other expense	7,249

Total operating expenses	774,140
Interest expense	42,258

Total expenses	816,398

Fees and expenses waived or reimbursed by Investment Adviser	(452,896)

Net expenses	363,502

Net investment income	1,289,747

Net Realized And Unrealized Gain/(Loss) on Investments:
Net realized gain on investments	72,375
Net change in unrealized appreciation/(depreciation) on investments	(995,496)
Net change in unrealized appreciation/(depreciation) on unfunded transactions	1,825
Net change in unrealized appreciation/(depreciation) on total return swaps	(12,611)

Net realized and unrealized gain/(loss) on investments	(933,907)

Net increase in stockholders’ equity (net assets) resulting from operations	355,840

(a)	Highland Distressed Opportunities, Inc. commenced operations on January 18, 2007.

About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”) is a newly organized, non-diversified closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.
This press release contains forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
CONTACT: Shareholder Services, (877) 247-1888